Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS FIRST-QUARTER 2009 RESULTS

BEDFORD, Mass – April 23, 2009 – Interactive Data Corporation (NYSE: IDC) today reported its financial results for the first quarter ended March 31, 2009. Interactive Data’s first-quarter 2009 revenue increased 2.4% to $186.0 million from $181.7 million in the first quarter of 2008. Income from operations in the first quarter of 2009 was $48.3 million versus $48.9 million in the same period one year ago. Net income for the first quarter of 2009 was $31.9 million, or $0.33 per diluted share, compared with net income of $32.3 million, or $0.33 per diluted share, in the first quarter of 2008.

“We are pleased with our first-quarter 2009 results, especially in light of the unprecedented turmoil that is affecting our core institutional customers,” stated Ray D’Arcy, president and chief executive officer. “We produced organic revenue growth of 8.4% in the first quarter of 2009, although much of this expansion was offset by the effects of foreign exchange. Our organic revenue growth, combined with our diligence in containing costs, enabled us to drive a 13.0% increase in non-GAAP income from operations in the first quarter of 2009 even while absorbing higher non-cash expenses such as depreciation and certain one-time stock-based compensation costs. Net income for the first quarter of 2009 was also impacted by considerably lower interest income.”

D’Arcy continued, “We produced another quarter of strong organic revenue growth primarily as a result of the robust demand, particularly in Europe, for our independent fixed income evaluations and our other high-value pricing and reference data content. In our Institutional Services segment, new sales trended according to our plans during the first quarter of 2009, although the challenging market environment produced higher-than-expected cancellations and downgrades. Despite this trend in cancellations, retention rates across our institutionally oriented businesses were strong at approximately 93% during the first quarter of 2009. As a result of vendor consolidations and an intensifying focus by financial institutions on reducing costs, we are seeing increased interest in our real-time datafeeds and terminal offerings.”

Andrew Hajducky, Interactive Data’s executive vice president and chief financial officer, commented, “Our first-quarter 2009 operating performance was generally in line with our expectations entering the quarter. We took steps to control our spending during the first quarter, and we will continue to be vigilant on this front going forward given the uncertain market outlook. Net cash provided by operating activities of $36.8 million during the first quarter of 2009 enabled us to end the first quarter of 2009 with $244.1 million in cash, cash equivalents and marketable securities, which is $15.3 million higher than our cash position at the end of 2008.”

D’Arcy concluded, “Even as we focused on controlling costs, we continued to direct our spending to enhance our offerings and relationships with institutional customers worldwide. For example, we added resources to further strengthen our fixed income evaluations organization and our investments in product development are yielding tangible results with the launch of several new services and meaningful enhancements to existing offerings. We anticipate that the near-term market conditions will remain uncertain, but we remain confident in our ability to navigate current market conditions by delivering a compelling value proposition to our customers that is based on high-value content, a growing range of innovative offerings, reliable service delivery and highly responsive customer support.”

Segment Reporting, Related Operating Highlights and Revenue by Geography

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported first-quarter 2009 revenue of $121.8 million, a 7.1% increase over the prior year’s first quarter (or an increase of 15.3% before the effects of foreign exchange). Kler’s Financial Data Service S.r.l. (Kler’s), which we acquired in August 2008, contributed revenue of $2.5 million in the first quarter of 2009. Our majority interest in NTT DATA Financial (NDF), which we acquired in December 2008, contributed net $1.7 million to first-quarter 2009 revenue. Excluding the contributions from Kler’s and NDF, related intercompany eliminations associated with NDF and the effects of foreign exchange, first-quarter 2009 organic revenue for this business increased 11.7% over the same period last year primarily as a result of expanding business with existing customers in both North America and Europe. During the first quarter of 2009, this business introduced a new Business Entity Service, which is designed to assist clients with risk management and compliance by providing them with information to help analyze their global exposure to entities, industries and regions. In April, Interactive Data and NASDAQ OMXSM announced that they were selected by Wilshire Associates to support several of the indexes from the suite of Wilshire Indexes.

•

Interactive Data Real-Time Services generated first-quarter 2009 revenue of $34.9 million, a decrease of 8.0% over the same quarter last year (or an increase of 4.8% before the effects of foreign exchange). The increase in organic revenue was primarily driven by global growth in the real-time datafeeds business and continued adoption of web-based solutions in the United States. Recent highlights for this business included the April 2009 launch of PlusBook™, a new consolidated order book service for the European financial industry, and enhancements to the PrimePortal product, which is used to create customized Web solutions for wealth management and infomedia applications.

•

Interactive Data Fixed Income Analytics reported revenue for the first quarter of 2009 of $8.2 million, a 1.1% increase from last year’s first quarter (or an increase of 1.5% before the effects of foreign exchange). During the first quarter of 2009, this business introduced new tools aimed at expanding the appeal of its BondEdge® service to a broader base of end users.

Active Trader Services Segment:

•

eSignal’s first-quarter 2009 revenue of $21.1 million decreased 3.4% from the first quarter of 2008 (or essentially unchanged before the effects of foreign exchange). Continued declines in the eSignal direct subscriber base and lower advertising revenue more than offset higher average subscription fees. eSignal closed the first quarter of 2009 with approximately 57,500 direct subscription terminals, which is down 5.5% from the same period last year but up 4.7% since the end of 2008. The sequential increase in direct subscription terminals reflects Raymond James’ March 2009 implementation of Interactive Data’s Market-QSM offering. As previously announced, approximately 4,000 financial advisors in Raymond James’ Private Client Group will be using Interactive Data’s real-time browser-based market data terminals. During the first quarter, eSignal also launched QuoTrek® 2.0, the latest update to its leading mobile financial service available for Blackberry and other Java-enabled mobile devices.

Revenue by Geography:

•

Interactive Data’s total North American first-quarter 2009 revenue grew 4.6% to $132.6 million from $126.7 million in the same period last year primarily as a result of higher sales of its evaluated pricing, reference data, real-time datafeeds and web-based solutions offerings. Excluding first-quarter 2008 eliminations associated with the Company’s redistribution relationship with NDF in Japan, Interactive Data’s total North American first-quarter 2009 organic revenue grew 5.7%. The Company’s first-quarter

2009 revenue in Europe decreased 8.8% to $46.3 million from $50.8 million in the first quarter one year ago. Excluding the effects of foreign exchange and the contribution from Kler’s, first-quarter 2009 organic revenue in Europe grew 14.2% primarily as a result of higher demand for its independent fixed income evaluated pricing services as well as more modest expansion within its reference data and real-time datafeed services. Interactive Data’s Asia-Pacific revenue of $7.2 million in the first quarter of 2009 grew 69.2% from $4.3 million in the first quarter of 2008 as a result of the first full-quarter contribution of the Company’s majority interest in NDF, as well as higher net new business across the region. Excluding the effects of foreign exchange and the contribution from NDF, Asia-Pacific organic revenue grew 19.4% during the first quarter of 2009.

•

A table summarizing revenue by geography, including the impact of foreign exchange as a percentage of total revenue for the three months ended March 31, 2009, for each major geographic region in which Interactive Data has operations has been included on page 13 of this press release.

Other First-Quarter 2009 Financial and Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s first-quarter 2009 revenue was unfavorably impacted by $15.1 million due to the effects of foreign exchange resulting from a stronger US dollar in comparison with the first quarter of 2008. First-quarter 2009 revenue before the effects of foreign exchange grew by $19.4 million, or 10.7%, over the same period in 2008. Total costs and expenses in the first quarter of 2009 were reduced by $10.4 million as a result of the effects of foreign exchange. First-quarter 2009 total costs and expenses before the effects of foreign exchange increased by $15.3 million, or 11.5%, over the first quarter of 2008.

•

A table summarizing the average foreign exchange rates during the first quarter of 2008 and 2009 in three of the Company’s primary overseas currencies (as measured against the U.S. dollar) is provided on page 15 of this press release.

Cash Position, Stock Buyback Activities, and Quarterly Cash Dividend:

•

As of March 31, 2009, Interactive Data had no outstanding debt and had cash, cash equivalents and marketable securities of $244.1 million. During the first quarter of 2009, Interactive Data did not repurchase any common stock. Entering the second quarter of 2009, nearly 2.8 million shares were available for repurchase under the existing stock buyback program. During the first quarter of 2009, Interactive Data paid $18.7 million to stockholders in connection with its regular quarterly dividend of $0.20 per share to stockholders.

Leadership Succession:

•

As part of the previously announced CEO succession process, on March 2, 2009, Raymond L. D’Arcy, formerly president of sales and marketing for Interactive Data, succeeded Stuart J. Clark as the Company’s president and chief executive officer.

Board of Directors Changes:

•

In conjunction with the Company’s leadership transition, Stuart Clark stepped down from serving as a member of the Board of Directors on March 2, 2009, and Ray D’Arcy was appointed to fill this vacancy. On March 9, Interactive Data announced that Ambassador Carl Spielvogel and William T. Ethridge will not seek re-election at the Company’s annual meeting of stockholders on May 20, 2009. Both Ambassador Spielvogel and Mr. Ethridge plan to fulfill the remainder of their respective terms.

2009 Outlook

Market conditions in 2009 are expected to remain uncertain. We anticipate that overall spending on market data and related services by customers in the financial services industry in 2009 may be influenced by various factors including delayed sales cycles, cost-containment activities, the impact of recent mergers and acquisitions, and overall economic conditions. With this as background, we are taking a cautious approach to our outlook for 2009. Our 2009 non-GAAP outlook is unchanged from the original guidance we provided in February 2009. However, our 2009 GAAP outlook has been updated primarily to reflect current assumptions about foreign exchange rates and interest income. Our outlook for 2009 is as follows:

Non-GAAP:

•	2009 organic revenue growth over 2008 (on a percentage change basis) is still expected to be in the mid-single digit range.

•	2009 organic income from operations growth versus 2008 (on a percentage change basis) is still expected to be in the mid-single digit range.

GAAP:

•	2009 revenue growth over 2008 (on a percentage change basis) is now expected to be at the low end of original guidance that called for 2009 revenue growth in the low single digit range.

•	This forecast still includes an anticipated positive impact of approximately two percentage points from acquisitions completed in 2008.

•

Our original guidance assumed that 2009 revenue would be negatively impacted by at least five percentage points associated with changes in foreign exchange rates based on 2008 year-end rates. This forecast now includes a negative impact of approximately six percentage points associated with changes in foreign exchange rates as of March 31, 2009.

•

2009 income from operations versus 2008 (on a percentage change basis) is now expected to decline in the low single digit range, compared with original guidance that called for 2009 income from operations to range from roughly flat to a low single digit decline.

•	This forecast still includes an anticipated positive impact of approximately two percentage points from acquisitions completed in 2008.

•

Our original guidance assumed that 2009 income from operations would be negatively impacted by approximately five percentage points based on year-end 2008 rates. This forecast now includes a negative impact of more than five percentage points associated with changes in foreign exchange rates as of March 31, 2009.

•	The effective 2009 annual tax rate is still expected to be in the range of 35.0% to 36.0%.

•

As a result of an increase in the anticipated impact from the effects of foreign exchange and lower-than-expected interest income, 2009 net income versus 2008 (on a percentage change basis) is now expected to decline in the low-to-mid single digit range. This compares with original guidance that called for 2009 net income to decline in the low single digit range.

•	2009 capital expenditures are still expected to be in the range of $56.0 million to $58.0 million.

•

This forecast includes expenditures of $8.0 million to $9.0 million for leasehold improvements related to the planned relocation of our midtown New York office and the refurbishment of our European headquarters in London.

•	We expect that 50% of these leasehold improvements will be reimbursed by landlords during the year.

Conference Call Information

Interactive Data Corporation’s management will conduct a conference call on Thursday, April 23, 2009 at 11:00 a.m. Eastern Time to discuss the first-quarter 2009 results, related financial and statistical information, and additional business matters. The dial-in number for the conference call is (706) 679-4631 and the related access code is 94058866. A live webcast of the conference call, along with related slides, will be broadcast on the investor relations section of the Company’s Web site at www.interactivedata.com and through www.streetevents.com. To listen, please register and download audio software at the site at least 15 minutes prior to the call. For those who cannot listen to the live broadcast, a replay of the call will be available from April 23 at 2:00 p.m. until Thursday, May 7, 2009 at 2:00 p.m., and it can be accessed by dialing (706) 645-9291 or (800) 642-1687, using access code 94058866. A replay of the call, the related slides and other financial and statistical information presented on the conference call will also be available on the investor relations section of the Company’s Web site at www.interactivedata.com after the call is completed. The information on the Company’s Web site is not incorporated by reference into this press release.

Non-GAAP Information

In an effort to provide investors with additional information regarding our results on a generally accepted accounting principles (GAAP) basis, we also disclose the following non-GAAP information, which management believes provides the following useful information to investors:

•

Management refers to growth rates at constant foreign currency exchange rates so that business results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of our underlying business. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower than growth reported at actual exchange rates.

•

Management includes information regarding organic revenue growth, which excludes the contribution of businesses recently acquired, related intercompany eliminations and the effects of foreign currency exchange rates because management believes that facilitating period-to-period comparisons of our organic revenue growth on a constant dollar basis better reflects actual trends. As part of determining organic growth, management refers to revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and eSignal businesses. Management uses such information for evaluating its business, and for forecasting and planning purposes. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management includes information regarding core total costs and expenses which excludes total costs and expenses associated with businesses recently acquired, and the effects of foreign exchange because management believes changes in our core total costs and expenses on a constant dollar basis better reflect actual trends in the core businesses.

•

Management includes information regarding non-GAAP income from operations, which excludes revenue and costs and expenses associated with recently acquired businesses, intercompany eliminations and the effects of foreign exchange because management believes changes in our non-GAAP income from operations on a constant dollar basis better reflect actual trends in the core businesses.

The above measures are non-GAAP financial measures and should not be considered in isolation from (and are not intended to represent an alternative measure of) revenue, total costs and expenses, income from operations, net income or cash flows provided by operating activities, each as determined in accordance with GAAP. In addition, the above measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, potential impact of customer consolidations, future challenges and opportunities. These statements include those regarding (a) our plans to continue being vigilant in controlling spending, (b) our belief that various initiatives will help us respond effectively to our customers’ needs for greater transparency into the valuation of their securities, increased processing efficiency, and assistance with key risk management and compliance activities, (c) our expectation that the near-term market conditions will remain uncertain, (d) our confidence in our ability to navigate current market conditions by delivering a compelling value proposition to our customers, and (e) our statements appearing under the heading “2009 Outlook.” Our forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the impact of cost-cutting pressures across the industries we serve; (ii) consolidation of financial services companies, both within an industry and across industries, or the failure of financial services firms; (iii) a decline in activity levels in the securities markets; (iv) the intensity of competition from vendors with greater financial resources than ours and their strategic response to our services and offerings; (v) the possibility of a prolonged outage or other major unexpected operational difficulty at any of our key facilities; (vi) our ability to maintain relationships with our key suppliers and providers of market data; (vii) our ability to maintain our relationships with service bureaus and custodian banks; (viii) new offerings by competitors or new technologies that could cause our offerings or services to become less competitive or obsolete, or we may not be able to develop new or enhanced services or offerings; (ix) new legislation or changes in government or quasi-government rules, regulations, directives or standards may reduce demand for our service or increase our expenses; (x) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, or to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xi) we provide services to financial institutions that are subject to significant regulatory oversight, and any investigation of us or our customers relating to our services could be expensive, time consuming and harm our reputation; (xii) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xiii) the risks of doing business internationally; (xiv) our ability to attract and retain key personnel; and (xv) the ability of our majority shareholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors. The Company’s businesses supply real-time market data, time-sensitive pricing, evaluations and reference data for millions of securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Interactive Data, headquartered in Bedford, Mass., has approximately 2,400 employees in offices located throughout North America, Europe, Asia and Australia. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder.

For more information about Interactive Data Corporation and its businesses, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
Director of Investor Relations	Manager, Public Relations
781-687-8306	781-687-8291
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands except per share data)

	Three Months Ended March 31,
	2009	2008	Change
REVENUE	$186,034	$181,711	2.4%

COSTS & EXPENSES
Cost of services	60,425	60,191	0.4%
Selling, general & administrative	62,647	59,221	5.8%
Depreciation	7,117	6,505	9.4%
Amortization	7,513	6,854	9.6%

Total costs & expenses	137,702	132,771	3.7%

INCOME FROM OPERATIONS	48,332	48,940	-1.2%

Interest income	646	2,349	-72.5%

INCOME BEFORE INCOME TAXES	48,978	51,289	-4.5%
Income tax expense	16,930	18,991	-10.9%

NET INCOME	$32,048	$32,298	-0.8%
Less: Net income attributable to noncontrolling interest	(107)	—

NET INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$31,941	$32,298	-1.1%

EARNINGS PER SHARE- INTERACTIVE DATA CORPORATION:
Basic	$0.34	$0.34	0.0%
Diluted	$0.33	$0.33	0.0%
Cash dividends declared per common share*	$—	$—	0.0%

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic	93,693	94,270	-0.6%
Diluted	96,006	97,352	-1.4%

*	During the first quarter of 2008, Interactive Data paid a special dividend of $0.50 per common share and a regular dividend of $0.15 per common share. Both dividends were declared in December 2007. During the first quarter of 2009, Interactive Data paid a regular dividend of $0.20 per common share. This dividend was declared in December 2008.

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2009	December 31, 2008
	Unaudited
ASSETS

Assets:
Cash and cash equivalents	$159,537	$154,162
Marketable securities	84,538	74,616
Accounts receivable, net	127,450	109,052
Prepaid expenses and other current assets	18,781	16,039
Deferred income taxes	6,855	6,511

Total Current Assets	397,161	360,380

Property and equipment, net	107,448	109,210
Goodwill	547,723	550,282
Other intangible assets, net	148,674	157,723
Other assets	4,337	4,930

Total Assets	$1,205,343	$1,182,525

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$17,753	$17,011
Accrued liabilities	67,949	85,088
Payable to affiliates	101	47
Income taxes payable	19,155	6,532
Deferred revenue	40,933	34,106
Dividends payable	—	18,705

Total Current Liabilities	145,891	161,489

Income taxes payable	11,321	11,158
Deferred tax liabilities	38,571	39,057
Other liabilities	13,892	10,418

Total Liabilities	209,675	222,122

Equity:
Interactive Data Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	1,031	1,027
Additional paid-in capital	988,446	976,651
Treasury stock, at cost	(190,000)	(190,000)
Accumulated earnings	226,601	194,733
Accumulated other comprehensive loss	(30,868)	(22,604)

Total Interactive Data Corporation stockholders’ equity	995,210	959,807
Noncontrolling interest	458	596

Total Equity	995,668	960,403

Total Liabilities and Equity	$1,205,343	$1,182,525

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31, (Unaudited)
	2009	2008
Cash flows provided by (used in) operating activities:

Net income attributable to Interactive Data Corporation	$31,941	$32,298
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	14,630	13,359
Excess tax benefits from stock based compensation	(134)	(424)
Deferred income taxes	(934)	(590)
Amortization of discounts and premiums on marketable securities, net	437	167
Stock-based compensation	5,877	3,473
Noncontrolling interest- net income	107	—
Provision for doubtful accounts and sales credits	(77)	39
Loss on disposition of fixed assets	35	7
Changes in operating assets and liabilities, net	(15,096)	(5,941)

NET CASH PROVIDED BY OPERATING ACTIVITIES	36,786	42,388

Cash flows provided by (used in) investing activities:

Purchase of fixed assets	(5,736)	(6,902)
Purchase and maturities of marketable securities, net	(10,370)	16,366

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(16,106)	9,464

Cash flows provided by (used in) financing activities:

Purchase of treasury stock	—	(13,216)
Proceeds from exercise of stock options and employee stock purchase plan	5,672	4,735
Common stock cash dividends paid	(18,746)	(61,325)
Excess tax benefits from stock-based compensation	134	424

NET CASH USED IN FINANCING ACTIVITIES	(12,940)	(69,382)

Effect of change in exchange rates on cash and cash equivalents	(2,365)	2,320

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,375	(15,210)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	154,162	205,470

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$159,537	$190,260

RECONCILIATION OF NON-GAAP MEASURES

Revenue Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions*

(In thousands)

	Three Months Ended March 31,
	2009	2008	Change
Revenue
Institutional Services:
Pricing and Reference Data	$121,830	$113,805	7.1%
Real-Time Services	34,928	37,979	-8.0%
Fixed Income Analytics	8,194	8,105	1.1%

Institutional Services total	164,952	159,889	3.2%

Active Trader Services:
eSignal	21,082	21,822	-3.4%

Active Trader Services total	21,082	21,822	-3.4%

Total revenue	186,034	181,711	2.4%

Effects of foreign exchange
Institutional Services:
Pricing and Reference Data	9,363	—	—
Real-Time Services	4,859	—	—
Fixed Income Analytics	31	—	—

Institutional Services total	14,253		—

Active Trader Services:
eSignal	816	—	—

Active Trader Services total	816	—	—

Total effects of foreign exchange	15,069	—	—

Non-GAAP revenue before effects of foreign exchange	201,103	181,711	10.7%

Acquisition-related revenue
Acquisition-related revenue - Kler’s	(2,478)	—	—
Acquisition-related revenue - NTT DATA Financial	(3,031)	—	—

Total effects of acquisition-related revenue	(5,509)	—	—

Non-GAAP revenue before effects of foreign exchange and acquisition-related revenue	195,594	181,711	7.6%

Intercompany eliminations - NTT DATA Financial	—	(1,292)	—

Non-GAAP revenue before above factors*	$195,594	$180,419	8.4%

*	Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Interactive Data Pricing and Reference Data Revenue

Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions

(In thousands)

	Three Months Ended March 31,
	2009	2008	Change
Interactive Data Pricing and Reference Data revenue	$121,830	$113,805	7.1%
Effects of foreign exchange	9,363	—	—

	$131,193	$113,805	15.3%
Acquisition-related revenue - Kler’s	(2,478)	—	—
Acquisition-related revenue - NTT DATA Financial	(3,031)	—	—
Intercompany eliminations - NTT DATA Financial	—	(1,292)	—

Non-GAAP revenue before above factors*	$125,684	$112,513	11.7%

*	Also referred to in this news release as organic revenue

Interactive Data Real-Time Services Revenue

Before Effects of Foreign Exchange

(In thousands)

	Three Months Ended March 31,
	2009	2008	Change
Interactive Data Real-Time Services revenue	$34,928	$37,979	-8.0%
Effects of foreign exchange	4,859	—	—

Non-GAAP revenue before effects of foreign exchange	$39,787	$37,979	4.8%

Interactive Data Fixed Income Analytics Revenue

Before Effects of Foreign Exchange

(In thousands)

	Three Months Ended March 31,
	2009	2008	Change
Interactive Data Fixed Income Analytics revenue	$8,194	$8,105	1.1%
Effects of foreign exchange	31	—	—

Non-GAAP revenue before effects of foreign exchange	$8,225	$8,105	1.5%

eSignal Revenue

Before Effects of Foreign Exchange

(In thousands)

	Three Months Ended March 31,
	2009	2008	Change
eSignal revenue	$21,082	$21,822	-3.4%
Effects of foreign exchange	816	—	—

Non-GAAP revenue before effects of foreign exchange	$21,898	$21,822	0.3%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Revenue by Geography Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Related Intercompany Eliminations Resulting from Acquisitions

(In thousands)

	Three Months Ended March 31,
	2009	2008	Change
Revenue by Geography
North America	$132,550	$126,684	4.6%
Europe	46,283	50,772	-8.8%
Asia-Pacific	7,201	4,255	69.2%

Total revenue	$186,034	$181,711	2.4%

	Three Months Ended March 31,
	2009	2008	Change
Revenue by Geography as a percentage of revenue
North America	71.3%	69.7%	1.5%
Europe	24.9%	27.9%	-3.0%
Asia-Pacific	3.9%	2.3%	1.5%

Total revenue	100.0%	100.0%	0.0%

	Three Months Ended March 31,
	2009	2008	Change
Revenue - North America	132,550	126,684	4.6%
Intercompany eliminations - NTT DATA Financial	—	(1,292)	—

Non-GAAP revenue before effects of foreign exchange*	$132,550	$125,392	5.7%

*	Also referred to in this news release as organic revenue

	Three Months Ended March 31,
	2009	2008	Change
Revenue - Europe	46,283	50,772	-8.8%
Effects of foreign exchange	14,157	—	—

	60,440	50,772	19.0%
Acquisition-related revenue - Kler’s	(2,478)	—	—

Non-GAAP revenue before effects of foreign exchange*	$57,962	$50,772	14.2%

*	Also referred to in this news release as organic revenue

	Three Months Ended March 31,
	2009	2008	Change
Revenue - Asia Pacific	7,201	4,255	69.2%
Effects of foreign exchange	912	—	—

	8,113	4,255	90.7%
Acquisition-related revenue - NTT DATA Financial	(3,031)	—	—

Non-GAAP revenue before effects of foreign exchange*	$5,082	$4,255	19.4%

*	Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Total Costs and Expenses Before Effects of Acquisition-Related

Total Costs and Expenses, and Foreign Exchange

(In thousands)

	Three Months Ended March 31,
	2009	2008	Change
Total costs & expenses	$137,702	$132,771	3.7%

Effects of foreign exchange	10,388	—	—

Total costs & expenses before the effects of foreign exchange	148,090	132,771	11.5%

Effects of foreign exchange primarily related to the revaluation of overseas bank balances	(727)	2,363	—

Total costs & expenses before all foreign exchange-related items	147,363	135,134	9.0%

Acquisition-related costs & expenses
Total costs & expenses – NTT DATA Financial	(1,615)	—	—
Total costs & expenses – Kler’s	(1,336)	—	—

	(2,951)	—	—

Non-GAAP total costs & expenses before above factors	$144,412	$135,134	6.9%

Income from Operations* Before Effects of Acquisitions and Foreign Exchange

(In thousands)

	Three Months Ended March 31,
	2009	2008	Change
Non-GAAP revenue before above factors	$195,594	$180,419	8.4%

Non-GAAP total costs and expenses before above factors	144,412	135,134	6.9%

Non-GAAP income from operations	$51,182	$45,285	13.0%

*	Also referred to in this news release as non-GAAP income from operations

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

2009 Outlook

GAAP Revenue to Organic (non-GAAP) Revenue

•	2009 revenue growth over 2008 (on a percentage change basis) is now expected to be at the low end of original guidance that called for 2009 revenue growth in the low single digit range.

•	This forecast still includes an anticipated positive impact of approximately two percentage points from acquisitions completed in 2008.

•

Our original guidance assumed that 2009 revenue would be negatively impacted by at least five percentage points associated with changes in foreign exchange rates based on 2008 year-end rates. This forecast now includes a negative impact of approximately six percentage points associated with changes in foreign exchange rates as of March 31, 2009.

•	Excluding the above factors, 2009 organic (non-GAAP) revenue growth over 2008 (on a percentage change basis) is still expected to be in the mid-single digit range.

GAAP Income from Operations to Organic (non-GAAP) Income from Operations

•

2009 income from operations versus 2008 (on a percentage change basis) is now expected to decline in the low single digit range, compared with original guidance that called for 2009 income from operations to range from roughly flat to a low single digit decline.

•	This forecast still includes an anticipated positive impact of approximately two percentage points from acquisitions completed in 2008.

•

Our original guidance assumed that 2009 income from operations would be negatively impacted by approximately five percentage points based on year-end 2008 rates. This forecast now includes a negative impact of more than five percentage associated with changes in foreign exchange rates as of March 31, 2009.

•	Excluding the above factors, 2009 organic (non-GAAP) income from operations growth versus 2008 (on a percentage change basis) is still expected to be in the mid-single digit range.

•

It is not yet possible to quantify the magnitude of changes that are likely to impact organic (non-GAAP) income from operations from the effects of foreign exchange rate changes primarily related to the revaluation of overseas bank balances.

SUPPLEMENTARY DATA

Average Foreign Exchange Rates

(1 Local Currency Unit to the U.S. dollar)

	Three Months Ended March 31,
	2009	2008	$ Change	% Change
GBP to USD	$1.43	$1.98	$(0.55)	-27.8%

EUR to USD	$1.30	$1.50	$(0.20)	-13.3%

AUD to USD	$0.66	$0.91	$(0.25)	-27.5%